Exhibit 99.2
Audited Consolidated Financial Statements
GeoLogic Solutions, Inc.
December 31, 2007 and 2006

GeoLogic Solutions, Inc.
Balance Sheets
December 31

	2007	2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$755,631	$765,696
Restricted cash	—	40,000
Trade accounts receivable, net of allowance for doubtful accounts of $413,862 and $338,978	2,413,723	4,512,052
Inventory, net	2,855,595	3,170,181
Deferred costs	4,259,714	3,072,270
Current portion of investment in sales-type leases	1,044,337	2,411,068
Prepaid expenses and other current assets	311,212	987,501

Total current assets	11,640,212	14,958,768

Property and equipment, net	622,621	1,593,700
Deferred costs	8,467,924	8,639,962
Investment in sales-type leases	1,013,782	2,586,884
Intangible assets, net	1,926,754	2,267,445
Other assets	153,119	271,466

	$23,824,412	$30,318,225

The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc.
Balance Sheets — Continued
December 31

	2007	2006
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Line of credit facility	$16,810,000	$—
Accounts payable	3,369,928	3,625,771
Accrued expenses and other current liabilities	1,333,262	3,965,997
Accrued compensation and related costs	853,017	1,373,059
Accrued warranty costs – current portion	269,224	191,841
Accrued restructuring costs	—	108,917
Deferred revenue – current portion	5,323,198	4,041,038
Accrued customer upgrade costs	—	701,274
Accrued interest payable	272,180	—

Total current liabilities	28,230,809	14,007,897

Accrued warranty costs	13,997	649,657
Deferred revenue	10,283,637	11,199,874
Line of credit facility	—	14,485,543
Deferred rent	28,490	14,728

Total liabilities	38,556,933	40,357,699

STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	10	10
Additional paid-in capital	18,999,990	18,999,990
Accumulated deficit	(33,732,521)	(29,039,474)

	(14,732,521)	(10,039,474)

	$23,824,412	$30,318,225

The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc.
Statements of Income
Years Ended December 31

	2007	2006
Revenues:
Subscriber revenues	$16,615,057	$17,271,182
Device revenues	8,365,290	8,933,680

Total revenues	24,980,347	26,204,862

Costs and expenses:
Cost of revenues	12,124,897	14,912,251
Selling, general and administrative expenses	16,548,057	18,043,156
Depreciation of property and equipment	394,618	362,483

Loss from operations	(4,087,225)	(7,113,028)

Other income (expense):
Interest income	338,433	937,005
Interest expense	(1,393,507)	(1,084,630)
Other income (expense)	107,277	(1,482,801)

Loss before income taxes and extraordinary gain on acquisition	(5,035,022)	(8,743,454)

Income tax benefit	129,950	441,536

Loss before extraordinary gain on acquisition	(4,905,072)	(8,301,918)

Extraordinary gain on acquisition, net of income taxes of $129,950 and $441,536	212,025	720,402

NET LOSS	$(4,693,047)	$(7,581,516)

The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc.
Statements of Stockholder’s Equity
Two years Ended December 31, 2007

			Additional		Total
	Common		paid-in	Accumulated	stockholders’
	Shares	Amount	capital	deficit	deficit
Balance at January 1, 2006	1,000	$10	$18,999,990	$(21,457,958)	$(2,457,958)

Net loss	—	—	—	(7,581,516)	(7,581,516)

Balance at December 31, 2006	1,000	10	18,999,990	(29,039,474)	(10,039,474)

Net loss				(4,693,047)	(4,693,047)

Balance at December 31, 2007	1,000	$10	$18,999,990	$(33,732,521)	$(14,732,521)

The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc.
Statements of Cash Flows
Years Ended December 31

	2007	2006
Cash flows from operating activities:
Net loss	$(4,693,047)	$(7,581,516)
Adjustments to reconcile net loss to net cash used in operations:
Amortization of intangible assets	515,691	500,810
Depreciation of property and equipment	394,618	362,483
Depreciation of operating lease equipment, included in cost of revenues	517,639	672,864
Loss on disposal of equipment	235,169	—
Extraordinary gain	(341,975)	(1,161,938)
Changes in operating assets and liabilities:
Trade accounts receivable	2,098,329	(687,828)
Inventory	314,586	2,798,591
Deferred costs	(1,015,406)	(3,438,089)
Investment in sales-type leases	2,939,833	4,075,857
Prepaid expenses and other current assets	676,289	(353,684)
Other assets	118,347	31,963
Accounts payable	(255,843)	1,967,743
Accrued expenses and employee compensation	(3,854,051)	(3,497,285)
Accrued warranty costs	(558,277)	(1,633,334)
Accrued restructuring costs	(108,917)	(156,078)
Deferred revenue	365,923	3,858,527
Accrued interest	272,180	(265,769)
Deferred rent	13,762	14,728

Net cash used in operating activities	(2,365,150)	(4,491,955)
The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc.
Statements of Cash Flows — Continued
Years Ended December 31

	2007	2006
Cash flows from investing activities:
Net cash received through acquisition of business	$—	$1,614,076
Purchases of equipment	(176,347)	(434,467)
Acquisition of intangible assets	(175,000)	—
Proceeds from sale of licenses and equipment	341,975	—

Net cash (used in) provided by investing activities	(9,372)	1,179,609

Cash flows from financing activities:
Borrowings under line of credit facility, net	2,324,457	203,382
Cash restricted for letter of credit	40,000	(40,000)

Net cash provided by financing activities	2,364,457	163,382

NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,065)	(3,148,964)

Cash and cash equivalents at beginning of year	765,696	3,914,660

Cash and cash equivalents at end of year	$755,631	$765,696

The accompanying notes are an integral part of these consolidated financial statements.

GeoLogic Solutions, Inc
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE A — ORGANIZATION AND DESCRIPTION OF THE BUSINESS
Slingshot Acquisition Corporation (Slingshot), a Delaware corporation, was formed on June 3, 2004, through an equity investment by Platinum Transportation Principals, LLC; Platinum Equity Capital Partners, LP; Platinum Equity Capital Partners-A, LP; and Platinum Equity Capital Partners-PF, LP (the Stockholders). Slingshot was inactive until September 17, 2004 (inception date), when it acquired certain business assets and liabilities from Aether Systems, Inc. (Aether). On September 27, 2004, Slingshot officially changed its name to GeoLogic Solutions, Inc.
GeoLogic Solutions, Inc. (the Company) provides mobile and wireless solutions to the transportation industry in North America. The Company’s customers are primarily the owners and operators of tractor-trailer and other vehicle fleets. The Company’s products offer wireless data communication, asset tracking and vehicle positioning features and its customers use these products to monitor the location, movement, and status of their vehicles and equipment. The products enable customers to improve operational efficiency through the reduction of miles driven without paid cargo. The Company’s flagship product is MobileMaxTM, a mobile communications system that is installed on tractor-trailers and operates using satellite and terrestrial networks. The Company is also a Mobile Virtual Network Operator (MVNO) and provides third-party wireless data services to customers in a variety of vertical markets through its CrossBridge SolutionsTM platform.
On December 19, 2007, the Company entered into a definitive Stock Purchase Agreement (“Transaction”) with XATA Corporation (“XATA”), through which XATA would acquire all of the outstanding common stock of the Company. The Transaction closed on January 31, 2008 (see Note O).
Principles of Consolidation
The consolidated financial statements include the accounts of GeoLogic Solutions, Inc. and its wholly owned subsidiary, as further described in Note C. All significant intercompany accounts and transactions have been eliminated in consolidation.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, trade accounts receivable, sales-type lease receivables, accounts payable, and debt, approximate their fair value.
Revenue Recognition
The Company derives revenue from subscriber services and device sales. For arrangements with multiple elements, the Company allocates revenue for financial reporting purposes to subscriber revenues and device revenues based upon the negotiated terms of the arrangements with its customers, which the Company believes approximates the fair value of each element.
Subscriber Revenues
The Company derives subscriber revenues from the provision of real-time access to business information integrated into existing wireless communication platforms. For all sales, the Company obtains signed contracts with its subscribers. The Company’s contracts with MobileMax subscribers are generally for three- to five-year periods and include termination penalties if cancelled by the subscriber before the initial service period expires. These contracts are generally renewable at the option of the subscriber for additional periods or otherwise continue on a monthly basis until cancelled by the subscriber. Contracts with subscribers to the Company’s CrossBridge Solutions service offering are offered on a monthly basis with cancellation at the option of either the Company or the subscriber. The Company recognizes subscriber revenue on a monthly basis as the service is provided.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Device Revenues
The Company derives device revenues from the sale of wireless devices used to provide its subscriber services. Revenue for device sales is initially recorded as deferred revenue and recognized over the subscriber contract term, which is generally three to five years. The Company also derives device revenues from the rental of MobileMax units that are leased to customers under operating leases, which is recognized on a straight-line basis over the term of the lease, and from the sale of spare parts, which is recognized when the parts are shipped to the customer.
Cost of Revenues
Cost of revenues consists primarily of airtime costs incurred for the use of third-party satellite and terrestrial networks, and costs of devices that are resold or leased to customers. The cost of devices sold is deferred and amortized over the life of the related customer contract term of three to five years, consistent with device revenues. Cost of revenues also includes depreciation of operating lease equipment.
Shipping and Handling Costs
Shipping and handling costs billed to customers are included in net sales and corresponding costs incurred are recorded as a cost of sales. Shipping and handling costs billed to customers totaled $86,748 and $115,681 for the years ended December 31, 2007 and 2006.
Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Restricted Cash
On December 16, 2006, the Company executed an agreement with Cingular Wireless (now AT&T), to become a Master Value Added reseller. The relationship requires the maintenance of a $40,000 letter of credit in favor of Cingular Wireless. To facilitate the letter of credit, the Company’s lender requires a compensating balance, which the Company states on its balance sheet as restricted cash. During 2007, the Company was no longer required to have restricted cash.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Concentration of Credit Risk and Major Customer
Financial instruments that potentially subject the Company to credit risk consist primarily of trade accounts receivable and sales-type leases receivable. The Company extends credit to customers on an unsecured basis in the normal course of business (sales-type leases receivable are secured by a retained security interest in the leased equipment). A portion of the Company’s customer base includes small companies with limited resources and cash flow. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each accounting period and to establish allowances for those accounts where deemed necessary. The Company analyzes bad debts, customer concentrations, customer credit-worthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. The Company’s largest customer accounted for approximately 8% and 11% of total revenues during the years ended December 31, 2007 and 2006, respectively, and approximately 3% and 10% of total trade accounts receivable as of December 31, 2007 and 2006, respectively.
Inventory
Inventory consists of finished goods, primarily mobile communications devices, stated at the lower of cost or market. Cost is determined using the first-in, first-out method. The Company’s inventory is subject to rapid technological changes that can have an adverse impact on its realization in future periods. In addition, there are a limited number of suppliers of the Company’s inventory. A change in suppliers could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely. The Company’s valuation allowance for inventory is $408,159 and $243,691 at December 31, 2007 and 2006, respectively.
Investment in Sales-Type Leases
The Company leases devices to certain of its customers that are accounted for as sales-type leases. The Company records its investment in the sales-type leases at the present value of the future minimum lease payments. There is no guaranteed residual value associated with the leased devices. The receivables generally have terms of five years and are collateralized by a security interest in the related equipment. The Company records subscriber revenue on these leased devices as the ongoing service is provided over the term of the related lease agreement and recognizes interest income as the lease payments are billed to the customers.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Property and Equipment
Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for additions are capitalized if over $1,000, while routine maintenance and repairs are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are as follows:

Furniture, fixtures and equipment	3–5 years
Operating lease equipment	3 years
Land-earth station equipment	4 years
Computer equipment and purchased software	3 years
Intangible Assets
Identifiable intangible assets, consisting of customer contracts that were acquired in the Aether transaction described in Note C and licenses to certain technology, have been capitalized at their fair value or at the acquisition cost and are amortized over their estimated useful lives of seven years. See Note F.
Impairment of Long-Lived Assets
The Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the present value of expected future cash flows associated with the use of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. In the opinion of the Company, long-lived assets are appropriately valued and not impaired as of December 31, 2007 and 2006.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Business Combinations
The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (SFAS No. 141). SFAS No. 141 requires business combinations to be accounted for using the purchase method of accounting and includes specific criteria for recording intangible assets separate from goodwill. Results of operations of acquired business are included in the financial statements from the date of acquisition.
Income Taxes
Income taxes are determined using the liability method, which requires the recognition of deferred tax liabilities and assets based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Research and Development
Research and development costs are expensed as incurred, and were approximately $4,288,000 and $4,096,000 for the years ended December 31, 2007 and 2006, respectively, and are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.
Advertising Expense
Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2007 and 2006 were approximately $196,000 and $299,000, respectively, and are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Concentration of Service Supplier Risk
The Company is dependent on Mobile Satellite Ventures (MSV) for its satellite communications. If MSV ceased performing under its contractual obligations and the Company was unable to find a replacement provider on similar terms and conditions, the business would be materially adversely affected. Following the Company’s acquisition of certain assets and liabilities of Motient Communications, Inc. (Motient), as further described in Note C, the Company sources the majority of its digital cellular data communications services from AT&T. If AT&T ceased performing under its contractual obligations and the Company was unable to find a replacement provider on similar terms and conditions, the business would be materially adversely affected.
NOTE C — ACQUISITIONS
Motient Communications, Inc.
The Company formed a wholly owned subsidiary, Logo Acquisition Corporation (Logo), for the purposes of acquiring business assets. On September 14, 2006, Logo acquired (the Transaction) substantially all of Motient’s assets (and assumed certain liabilities) including its network aggregation and host infrastructure, Federal Communications Commission (FCC) licenses, and base station equipment supporting the remaining portion of the DataTAC network, and also assumed its ongoing operating losses until such time the Company determines that support of the DataTAC network is no longer required to support its customer base.
The following table summarizes the purchase price allocation based on the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash received	$1,614,087
Trade accounts receivable	565,604
Accrued liabilities	(630,093)
Deferred revenue	(137,859)
Transaction cost	(249,790)
Negative goodwill	(1,161,938)

Cash paid	$11

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE C — ACQUISITIONS — Continued
Due substantially to the assumption of anticipated losses from ongoing operations, the Company acquired these assets for the purchase amount of $11 and incurred $249,000 in transaction-related expenses. As a result, the Company recognized a pre-tax extraordinary gain on the transaction of $1,161,938 in 2006. Because the Company has a loss from continuing operations and an extraordinary gain, FAS 109 requires that a tax benefit be reflected in continuing operations and the tax expense be reflected with the extraordinary gain.
During 2007, the Company sold the acquired FCC licenses for approximately $270,000. The licenses had not previously been valued and the sales proceeds were deemed to have generated additional negative goodwill and were included in extraordinary gains for 2007.
Aether Systems, Inc.
On September 17, 2004, Slingshot acquired certain business assets and liabilities from Aether. The net assets were purchased for $25,000,000 in cash, plus acquisition-related expenses of $220,000. The acquisition was accounted for using the purchase method of accounting whereby identifiable assets acquired and liabilities assumed were recorded at their estimated fair market values as of the date of acquisition. The purchase agreement provided for an adjustment to the purchase price based on an agreed-upon closing statement of net working capital.
In September 2005, the Company completed the net working capital settlement with Aether, which resulted in the receipt of $235,000, reducing the purchase price from $25,220,000 to $24,985,000. This $235,000 reduction in purchase price resulted in negative goodwill that was allocated to the Company’s long-lived assets, reducing the fair values of property and equipment and acquired customer contracts.
In addition to the working capital settlement, certain other purchase accounting adjustments were recorded during the year ended December 31, 2005, which resulted in a decrease in accounts payable and accrued expenses of $834,460. The additional negative goodwill of $834,460 that resulted was allocated to the fair values assigned to property and equipment and the acquired customer contracts.
The effect of the working capital settlement and the other adjustments between the preliminary and final purchase price allocation was a decrease in the purchase price of $235,000, a decrease in the fair value assigned to property and equipment of $438,479, a decrease in the fair value assigned to acquired customer contracts of $630,981, and a decrease in accounts payable and accrued expenses of $834,460.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE D — INVESTMENT IN SALES-TYPE LEASES
Future minimum lease payments to the Company under noncancelable sales-type leases as of December 31, 2007 are follows:

2008	$1,267,713
2009	847,488
2010	225,206
2011	27,351

Total minimum lease payments	2,367,758
Less: amount representing interest (at 11.71%)	(309,639)

Present value of net minimum sales-type lease payments	2,058,119
Less: current installments of investment in sales-type leases	(1,044,337)

Investment in sales-type leases, excluding current installments	$1,013,782

Interest income from sales-type leases was approximately $338,000 and $937,000 for the years ended December 31, 2007 and 2006, respectively.
NOTE E — PROPERTY AND EQUIPMENT
Property and equipment and accumulated depreciation consist of the following:

	December 31,
	2007	2006
Operating lease equipment	$1,472,970	$2,347,878
Land-earth station equipment	758,545	758,545
Computer equipment and purchased software	494,402	457,155
Furniture, fixtures and equipment	397,156	260,523

	3,123,073	3,824,101
Less: accumulated depreciation	(2,500,452)	(2,230,401)

	$622,621	$1,593,700

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE E — PROPERTY AND EQUIPMENT — Continued
The land-earth station equipment supports all of the satellite communications for the Company’s MobileMax product. The operating lease equipment represents MobileMax units that are leased to customers under operating leases. Rental revenues generated from the operating lease equipment totaled approximately $1,012,000 and $1,478,000 for the years ended December 31, 2007 and 2006, respectively, and are included in device revenues in the accompanying consolidated statements of operations.
At December 31, 2007, future minimum rentals on the operating lease equipment total approximately $226,000, all of which will be recognized during 2008. Depreciation of operating lease equipment is included in cost of revenues and totaled $517,659 and $672,864 for the years ended December 31, 2007 and 2006, respectively. Depreciation expense for all remaining property and equipment totaled $394,618 and $362,483 for the years ended December 31, 2007 and 2006, respectively, and is recorded as depreciation of property and equipment on the accompanying consolidated statements of operations.
NOTE F — INTANGIBLE ASSETS
Intangible assets are comprised of the following at December 31:

	2007			2006
		Accumulated			Accumulated
	Gross	amortization	Net	Gross	amortization	Net
Customer contracts	$3,505,670	$(1,739,035)	$1,766,635	$3,505,670	$(1,238,225)	$2,267,445
Licenses	175,000	(14,881)	160,119	—	—	—

	$3,680,670	$(1,753,916)	$1,926,754	$3,505,670	$(1,238,225)	$2,267,445

Future amortization of the intangible assets is as follows:

Year	Amount
2008	$525,810
2009	525,810
2010	525,810
2011	289,205
2012	25,000
Thereafter	35,119

$1,926,754

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE G — COMMITMENTS AND CONTINGENCIES
Leases
The Company leases office facilities under noncancelable operating leases. As of December 31, 2007, future minimum rental payments under these operating leases are as follows:

2008	$515,683
2009	365,375
2010	376,337
2011	94,774

Total minimum lease commitments	$1,352,169

Total rent expense for the years ended December 31, 2007 and 2006 was $566,609 and $448,757, respectively.
Purchase Commitments
The Company entered into various manufacturing agreements whereby the Company committed to purchase minimum amounts of goods and services used in its normal operations. Future annual minimum purchases remaining under the agreements are $866,000 for 2008. During 2007 and 2006, the Company’s total purchases under the agreements were approximately $4,952,000 and $6,501,000, respectively. During 2007 the Company recorded $208,000 loss as a result of purchase commitments for inventory quantities in excess of estimated usage.
Litigation
In the ordinary course of business, the Company is involved in various legal actions. In the opinion of the Company’s management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Company’s consolidated financial statements.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE H — ACCRUED WARRANTY COSTS
At acquisition in 2004, the Company assumed the liability for future repair costs related to MobileMax units that were sold to customers before the acquisition, but were still under warranty at the time of the acquisition. The Company estimated the fair value of this assumed liability at the date of acquisition based on average per unit repair costs and the remaining contractual warranty periods. The estimated liability for these assumed warranty costs totaled $5,901,601. Activity for the years ended December 31, 2007 and 2006 was as follows:

Accrued warranty costs at January 1, 2006	$2,474,831
Warranty payments charged to accrual	(1,633,334)

Accrued warranty costs at December 31, 2006	841,497
Warranty payments charged to accrual	(746,271)

Accrued warranty costs at December 31, 2007	$95,226

In addition to the remaining balance of the above warranty obligation, the Company also has an accrual of approximately $188,000 for estimated warranty obligations on its hardware products still under a limited warranty as of December 31, 2007.
NOTE I — ACCRUED RESTRUCTURING COSTS
The Company terminated several employees at the time it undertook the Motient acquisition in 2006. The Company executed two consolidation activities in 2005 resulting in the transitioning of substantially all employees previously located in its Dallas, Texas and Owings Mills, Maryland offices to its Herndon, Virginia headquarters facility. Restructuring activity for the years ending December 31, 2007 and 2006 was as follows:

Accrued restructuring costs at January 1, 2006	$264,995
Total restructuring costs accrued	263,662
Restructuring payments charged to accrual	(419,740)

Accrued restructuring costs at December 31, 2006	108,917
Restructuring payments charged to accrual	(108,917)

Accrued restructuring costs at December 31, 2007	$—

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE J — REVOLVING LINE OF CREDIT FACILITY
During 2007, the Company amended its revolving line of credit facility (“credit facility”) with a lender to allow for additional borrowings under the agreement up to a maximum of $17,000,000 to fund short-term capital expansion and working capital requirements. The amendment provided for a gradual reduction in the credit facility throughout the year, with the maximum borrowing capacity returning to $16,850,000 by December 31, 2007. The credit facility, which expires on August 1, 2008, bears interest at multiple rates. The first $14,000,000 available under the credit facility bears interest at variable rates based on London Interbank Offered Rate (LIBOR) plus 1.50% (6.67% at December 31, 2007). The next $2,810,000 available under the credit facility bears interest variable rates based on Prime plus .50% (7.75% at December 31, 2007). The remaining $40,000 available under the credit facility represents an issued letter of credit to a wireless provider. The letter of credit reduces the availability under the credit facility and bears interest at 1.5%. As of December 31, 2007, the outstanding balance was $16,810,000, excluding accrued interest. The Stockholders are guarantors of the credit facility, and the credit facility is secured by essentially all of the assets of the Company. This includes an additional security interest granted to the lender in the Company’s bank accounts whereby, upon an event of default and notice to the banks, the lender has the ability to unilaterally exercise control of the bank accounts, prevent withdrawals by the Company, and direct the transfer of funds from the bank accounts.
During the years ended December 31, 2007 and 2006, the Company incurred interest expense of $1,393,507 and $1,084,630, respectively, and paid interest of $1,324,639 and $1,147,087, respectively.
Under the terms of the credit facility described above, the Company is subject to certain covenants and restrictions that include, among other things, restrictions on incurring additional debt, restrictions on total capital expenditures, and achieving a minimum annual amount of adjusted earnings before interest, taxes, depreciation, and amortization as defined in the credit facility agreement.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE K — INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$9,988,985	$8,794,070
Accounts receivable and inventory valuation allowances	147,279	110,755
Use of different methods to recognize revenue for tax purposes	1,094,095	1,340,898
Customer accrual	—	266,522
Accrued warranty costs	71,438	—
Depreciation	45,659	—
Accrued vacation	66,729	—
Other	67,864	—
Book over tax amortization of acquired customer contracts	169,354	264,180

Total deferred tax assets	11,651,403	10,776,425

Deferred tax liabilities:
Bargain purchase assets	—	(210,448)
Restructuring accrual	—	(123,160)

Total deferred tax liabilities	—	(333,608)

Net deferred tax asset before valuation allowance	11,651,403	10,442,817
Valuation allowance for net deferred tax asset	(11,651,403)	(10,442,817)

Net deferred tax asset	$—	$—

At December 31, 2007 and 2006, the net deferred tax asset has been reduced fully by a valuation allowance, as realization is not considered to be likely based on an assessment of the likelihood of sufficient future taxable income. At December 31, 2007, the Company has net operating loss carryforwards of approximately $26,300,000 which will begin to expire in 2024. The Company has reported a net loss since inception. Section 382 of the Internal Revenue Code, or Section 382, contains provisions that may limit the availability of net operating loss carryforwards to be used to offset taxable income in any given year upon the occurrence of certain events, including significant changes in ownership interests. It is possible that we have had one or more ownership changes under Section 382, which could limit our ability to utilize our NOLs in the future. This loss has not resulted in a reported tax benefit because of an increase in the valuation allowance for deferred tax assets that results from the inability to determine the realizability of those assets. No income taxes were paid by the Company during the years ended December 31, 2007 and 2006.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE L — DEFINED CONTRIBUTION RETIREMENT PLAN
The Company has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The plan provides for participant contributions up to Internal Revenue Service annual limits, and substantially all employees are eligible to participate. The Company matches 50% of participant contributions up to 6% of the participant’s base pay. During the years ended December 31, 2007 and 2006, the Company provided matching contributions totaling $183,965 and $171,150, respectively.
NOTE M — RELATED PARTY TRANSACTIONS
Platinum Equity Advisors, LLC charges the Company periodic fees for legal services. Amounts expensed by the Company for legal fees totaled $639,129 and $87,988 during the years ended December 31, 2007 and 2006. As of December 31, 2007 and 2006, the Company has payables of $579,750 and $5,277 to Platinum Equity Advisors, LLC.
NOTE N — CUSTOMER ACCRUAL
In April 2005, the Company entered into an agreement with Wavenet Technology Pty Ltd, an Australian company, for the design, development and supply of a GPRS-DataTAC Bridge (GDB) module, which will allow current generation MobileMax units to communicate over the Cingular GPRS network, which replaces its existing terrestrial network service component and enhances the longevity of the multi-mode messaging service. The Company began receiving the new GDB modules in October 2005, and began deploying the modules in November 2005. The transition of current customers to GPRS continued through 2006, and the Company is providing the GDB module as a standard component of all new shipments of MobileMax units.
The Company recorded an accrual of $5,323,018 as of December 31, 2005 related to the cost associated with adapting current generation MobileMax units to communicate over the Cingular GPRS network. The deterioration of the DataTAC terrestrial network required the Company incur certain charges to provide for this required transition. During 2007 and 2006, $701,374 and $4,470,698 of costs were charged against the accrual, respectively. The accrual was utilized as of December 31, 2007 and the transition is substantially complete.

GeoLogic Solutions, Inc.
Notes to Consolidated Financial Statements — Continued
December 31, 2007 and 2006
NOTE O — SUBSEQUENT EVENTS — SALE OF COMPANY TO XATA CORPORATION
On December 19, 2007, the Company entered into a Stock Purchase Agreement (“Purchase Agreement”) with XATA Corporation (“XATA”). The acquisition was completed on January 31, 2008. On January 31, 2008, the Company and XATA, entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) to facilitate a purchase price adjustment under the Purchase Agreement.
On January 31, 2008, the Company sold all of its outstanding capital stock to XATA for a total purchase price consisting of (i) approximately $15,200,000 in cash, (ii) 90,689 shares of XATA common stock, and (iii) $2,000,000 in debt obligations to the Company (the “Notes”). All of the Notes bear interest at an annual rate of 11% and mature in full on January 31, 2009. A portion of the Notes with a principal amount of $525,000 are convertible into XATA common stock upon maturity, in the event XATA does not repay such Notes in full. The conversion price for such Notes is $3.308 per share.
In conjunction with the acquisition by XATA, the Company’s line of credit facility was paid in full, and agreements with two vendors were terminated by agreement to cancellation fees totaling approximately $435,000 of which XATA’s responsibility was $75,000.

REPORT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON SUPPLEMENTARY INFORMATION
Board of Directors
GeoLogic Solutions, Inc.
             Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole of GeoLogic Solutions, Inc. and subsidiary as of and for the year ended December 31, 2007, which are presented in the preceding section of this report.  The consolidating and supplementary information on the following pages is presented for purposes of additional analysis and is not intended to present the financial position or results of operations of the individual companies.  Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.
Minneapolis, Minnesota
March 31, 2008

Geologic Solutions Inc.
CONSOLIDATING BALANCE SHEET
December 31, 2007

	Geologic	Logo	Eliminating
	Solutions, Inc	Acquisition Corp	entries	Total
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$749,012	$6,619	$—	$755,631
Accounts receivable – less allowance for doubtful accounts	2,413,723	—	—	2,413,723
Inventory, net	2,855,595	—	—	2,855,595
Deferred costs	4,259,714	—	—	4,259,714
Current portion of investment in sales-type leases	1,044,337	—	—	1,044,337
Prepaid expenses and other current assets	310,712	500	—	311,212

Total current assets	11,633,093	7,119	—	11,640,212

Property and equipment, net	622,621	—	—	622,621
Deferred costs	8,467,924	—	—	8,467,924
Investment in sales-type leases	1,013,782	—	—	1,013,782
Intangible assets, net	1,926,754	—	—	1,926,754
Other assets	153,129	—	(10)	153,119

	$23,817,303	$7,119	$(10)	$23,824,412

The accompanying notes are an integral part of these consolidated financial statements.

Geologic Solutions Inc.
CONSOLIDATING BALANCE SHEET — CONTINUED
December 31, 2007

	Geologic	Logo	Eliminating
	Solutions, Inc	Acquisition Corp	entries	Total
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Line of credit facility	$16,810,000	$—	$—	$16,810,000
Accounts payable	3,360,738	9,190	—	3,369,928
Accrued expenses and other current liabilities	970,802	362,460	—	1,333,262
Accrued compensation and related costs	853,017	—	—	853,017
Accrued warranty costs – current portion	269,224	—	—	269,224
Deferred revenue – current portion	5,323,198	—	—	5,323,198
Accrued interest payable	272,180	—	—	272,180

Total current liabilities	27,859,159	371,650	—	28,230,809

Accrued warranty costs	13,997	—	—	13,997
Deferred revenue	10,283,637	—	—	10,283,637
Deferred rent	28,490	—	—	28,490

Total liabilities	38,185,283	371,650	—	38,556,933

STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	10	10	(10)	10
Additional paid-in capital	18,999,990	—	—	18,999,990
Accumulated deficit	(33,367,980)	(364,541)	—	(33,732,521)

	(14,367,980)	(364,531)	(10)	(14,732,521)

	$23,817,303	$7,119	$(10)	$23,824,412

The accompanying notes are an integral part of these consolidated financial statements.

Geologic Solutions Inc.
CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2007

	Geologic	Logo	Eliminating
	Solutions, Inc	Acquisition Corp	entries	Total
Revenues:
Subscriber revenues	$16,625,218	$(10,161)	$—	$16,615,057
Device revenues	8,365,290	—	—	8,365,290

Total revenues	24,990,508	(10,161)	—	24,980,347

Costs and expenses:
Cost of revenues	12,194,341	(69,444)	—	12,124,897
Selling, general and administrative expenses	16,199,398	348,659	—	16,548,057
Depreciation of property and equipment	394,618	—	—	394,618

Loss from operations	(3,797,849)	(289,376)	—	(4,087,225)

Other income (expense):
Interest income	337,349	1,084	—	338,433
Interest expense	(1,393,507)	—	—	(1,393,507)
Other income	90,852	16,425	—	107,277

Loss before income taxes and extraordinary gain on acquisition	(4,763,155)	(271,867)	—	(5,035,022)

Income tax benefit	7,780	122,170	—	129,950

Loss before extraordinary gain on acquisition	(4,755,375)	(149,697)	—	(4,905,072)

Extraordinary gain on acquisition, net of taxes	12,695	199,330	—	212,025

NET INCOME (LOSS)	$(4,742,680)	$49,633	$—	$(4,693,047)

The accompanying notes are an integral part of these consolidated financial statements.